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                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm as experts under the caption "Independent Accountants" in this Registration Statement on Form S-8 and related Prospectus of Lehman Brothers Holdings Inc. (the "Company") for the registration of 10,000,000 shares of the Company's Common Stock, par value $0.10 per share, pertaining to the Company's Employee Incentive Plan and 5,500,000 shares of the Company's Common Stock, par value $0.10 per share, pertaining to the Company's 1996 Management Ownership Plan, and to the incorporation by reference therein of our report dated January 7, 1998 with respect to the consolidated financial statements and financial statement schedule of the Company incorporated by reference in its Annual Report on Form 10-K for the year ended November 30, 1997, filed with the Securities and Exchange Commission.

                                          /S/ ERNST & YOUNG LLP
                                          Ernst & Young LLP

New York, New York
June 19, 1998